EXHIBIT 23 (b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of EnviroStar, Inc. on Form S-8 (Nos. 333-208082 and 333-222242) of our report dated September 28, 2017, on our audit of the consolidated financial statements of EnviroStar, Inc. and Subsidiaries as of June 30, 2017 and for the year then ended, which report is included in this Annual Report on Form 10-K, to be filed on or about September 13, 2018.

/s/ EisnerAmper LLP

EISNERAMPER LLP

Ft. Lauderdale, Florida

September 13, 2018

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